Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2003 relating to the financial statements and financial statement schedule, which appears in Paradyne Networks, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Tampa, Florida January 20, 2004